UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

SCHEDULE 14A

(RULE 14A-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SINO GAS INTERNATIONAL HOLDINGS, INC.
(Name of small business issuer in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

Common stock, par value $0.001 per share, of Sino Gas International Holdings, Inc.
	(2)	Aggregate number of securities to which transaction applies:

51,084,659 shares of common stock.
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

$1.30

The proposed maximum aggregate value of the transaction for purposes of calculating the filing fee is $66,410,057. The maximum aggregate value of the transaction was calculated based upon 51,084,659 shares of common stock issued and outstanding as of April 3, 2014 subject to the transaction (consisting of 57,608,833 shares of common stock outstanding as of April 3, 2014 minus 6,524,174 shares to be rolled over by Mr. Liu in connection with the Merger, which will be cancelled for no consideration at the effective time of the merger) multiplied by $1.30 per share merger consideration. The filing fee equals the product of 0.0001288 multiplied by the maximum aggregate value of the transaction.

	(4)	Proposed maximum aggregate value of transaction: USD $66,410,057

(57,608,833 – 6,524,174) X1.3
	(5)	Total fee paid: $8,553.62

0.0001288 x (57,608,833 – 6,524,174) X1.3

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing party:

	(4)	Date Filed:

EXPLANATORY NOTE

        This Amendment No. 1 to the Proxy Statement of Sino Gas International Holdings, Inc. (the "Company," "we," "us," or "our") amends only those items of the Definitive Proxy Statement originally filed on July 3, 2014 (the "Proxy Statement") which are contained herein. All other items of the Proxy Statement are incorporated herein by reference thereto without changes.

On page 3 of the NOTICE OF SEPCIAL MEETING OF SHAREHOLDERS, the date immediately following the signature block shall read: July 3, 2014. On the same page, the first line under the “Important Notice of Internet Availability” shall read as follows:

This proxy statement and other proxy materials relating to the special meeting to be held on August 6, 2014 is available on the Internet and may be viewed free of charge at http:www.sino-gas.com.

On page 68 of the Proxy Statement, the “Estimated Fees and Expenses” table shall be amended as follows:

Description	Amount
Legal fees and expenses	$4,500,000
Financial advisor and other professional fees	$500,000
Special committee fees	$100,000
Miscellaneous (including accounting, filing fees, printer, proxy solicitation and mailing costs)	$500,000
Total	$5,600,000

On page 100 of the Proxy Statement, the first paragraph under “Transactions by the Company's Executive Officers and Directors” shall read as follows:

The following table sets forth information concerning all purchases and sales of shares of Company Common Stock by, and stock options granted to, the officers and directors of the Company listed below during the past two years (July 3, 2012 through July 3, 2014).

On page 106 of the Proxy Statement, the first sentence of the paragraph immediately above “Dividend Policy” shall read as follows:

On July 3, 2014, the most recent practicable date before the printing of this proxy statement, the closing price per share was $ 1.22.

On page 109 of the Proxy Statement, the first sentence of the last paragraph shall read as follows:

THIS PROXY STATEMENT IS DATED JULY 3, 2014.